CHRISTOPHER I. DYAKOWSKI

3750 West 49th Avenue

Vancouver, B.C. V6N 3T8

January 23, 2012

San Antonio Ventures Inc.

430 — 580 Hornby Street

Vancouver, B.C. V6C 3B6

Dear Sirs:

Re: Fame Property

This is to confirm that I hold the following mineral claims in trust for San Antonio Ventures Inc.

Claim Name.

Tenure Number

Grant Date

Fame 1

799487

June 26, 2021

Fame 2

799502

June 26, 2021

Fame 3

799503

June 26, 2021

Fame 4

799522

June 26, 2021

Fame 5 '

799562

June 26, 2021

Fame 6

799564

June 26, 2021

Fame 7

799602

June 26, 2021

Fame 8

799623

June 26, 2021

Fame 9

799624

June 26, 2021

Fame 10

799642

June 26, 2021

Fame 11

799643

June 26, 2021

Yours truly,

CHRISTOPHER  I. DYAKOWSKI